                                                              EXHIBIT (h)(22)(b)

                      AMENDMENT TO PARTICIPATION AGREEMENT

     This AMENDMENT TO PARTICIPATION AGREEMENT dated as of              , by and
                                                           -------------
among VANGUARD VARIABLE INSURANCE FUND, THE VANGUARD GROUP, INC., VANGUARD MARKETING CORPORATION and AMERICAN GENERAL LIFE INSURANCE COMPANY.

                                   WITNESSETH:

     WHEREAS, the parties hereto have entered into a Participation Agreement dated as of October 2, 2000 (the "Participation Agreement"), pursuant to which the Sponsor has agreed to make shares of the Fund available for purchase and redemption by certain Accounts of the Company in connection with the Company's Variable Insurance products; and

     WHEREAS, the parties desire to modify the Participation Agreement in certain respects;

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms in this Amendment shall have the meanings assigned in the Participation Agreement.

2. Amendment of Participation Agreement. The Participation Agreement is hereby amended by replacing Schedule A to the Participation Agreement with Schedule A attached to this Amendment.

3. No Other Modifications. Except as specifically modified hereby, the Participation Agreement remains in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

VANGUARD VARIABLE INSURANCE FUND


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

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THE VANGUARD GROUP, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


VANGUARD MARKETING CORPORATION


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


AMERICAN GENERAL LIFE INSURANCE COMPANY


By:                                     Attest:
    ---------------------------------           --------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------

                                        [CORPORATE SEAL]

                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS
                            (Revised                )
                                     ---------------

Name of Separate Account   Contracts Funded by Separate Account
------------------------   ------------------------------------

Separate Account VL-R      Platinum Investor I VUL Flexible Premium Life
(May 1, 1997)              Platinum Investor II VUL Flexible Premium Life
                           Platinum Investor III VUL Flexible Premium Life
                           Platinum Investor Survivor - Variable
                           Corporate America - Variable
                           Platinum Investor Survivor II Flexible Premium Life
                           Platinum Investor PLUS
                           Platinum Investor FlexDirector
                           Platinum Investor IV VUL Flexible Premium Life

Separate Account D         Platinum Investor Immediate VA
(November 19, 1973)

                                        3